                                                                   EXHIBIT 10.26

                             EMPLOYMENT AGREEMENT


                                    PARTIES

     EMPLOYMENT AGREEMENT ("Agreement") made as of January 15, 1998 between VI Technologies, Inc. (VITEX), a Delaware corporation (the "Company"), and BERNARD HOROWITZ (the "Executive").

                                    RECITALS

     The Company desires to retain the Executive to provide the services set forth below, and the Executive is willing to provide such services to the Company, subject to the terms and conditions of this Agreement.

                               TERMS OF AGREEMENT

     The parties agree as follows:

     1.  EMPLOYMENT

         1.1   EMPLOYMENT DUTIES. The Company employs the Executive, for the
               -----------------
               Term (as hereinafter defined in Section 2), to render exclusive and full-time services to the Company as Executive Vice President and Chief Scientific Officer of the Company, subject to the direction of the President and the Board of Directors of the Company. In connection therewith, the executive shall perform such duties consistent with his position as he shall reasonably be directed by the Board of Directors or by the President of the Company to perform.

         1.2   ACCEPTANCE. The Executive accepts such employment and agrees to
               ----------
               render the services described above. The Executive further agrees to accept election and to serve the Term as an officer and director of the Company, without any compensation therefor other than that specified in the Agreement.

         1.3   DIRECTOR. The Company shall use its best efforts to cause the
               --------
               Executive to be a member of its Board of Directors throughout the Term and shall include him in the management slate for election as a director at every stockholders' meeting at which his term as a director would otherwise expire. The Executive agrees to tender his resignation as a director of the Company upon termination of the Term.

         1.4   LOCATION. The duties to be performed by the Executive hereunder
               --------
               shall be performed primarily at the office of the Company in New York

               City, subject to reasonable travel requirements on behalf of the Company.

          1.5  SOLVENT/DETERGENT BUSINESS.  Notwithstanding anything to the
               --------------------------
               contrary set forth in this Agreement, the Executive may during the Term continue to provide support and services in connection with the blood solvent/detergent business, provided that such support and services do not materially interfere with the Executive's performance of duties under this Agreement.

     2.   TERM OF EMPLOYMENT.

          The term of the Executive's employment under this Agreement (the "Term") commenced as of February 1, 1995 hereof and shall end on the fourth anniversary thereof, unless sooner terminated pursuant to Article 4 of this Agreement; PROVIDED, HOWEVER, that the Term shall be extended automatically for
           -----------------
additional one-year periods unless one party shall advise the other in writing before the initial expiration of the Term or an anniversary date thereof that this Agreement shall no longer be so extended.

     3.   COMPENSATION AND BENEFITS.

          3.1  Base Salary.  As compensation for the services to be rendered by
               -----------
               the Executive pursuant to this Agreement, the Company agrees to pay the Executive, commencing September 1, 1995 and for the balance of the term, a base salary (the "BASE SALARY") at the fixed rate of $170,000 per annum, payable in installments in accordance with the Company's payroll practices for its senior executives, less such deductions or amounts to be withheld as shall be required by applicable law and regulations. The Base Salary amount may be increased from time to time by the Board of Directors of the Company.

          3.2  Bonus.  executive's Base Salary may be supplemented by an annual
               -----
               bonus payment ("Bonus"). The amount of the Bonus shall be determined by the Company in its sole and absolute discretion, based on the performance of Vitex and the Executive. The Bonus shall be paid within 2 weeks after the audited financial results for the Bonus period are approved by Vitex's Board of Directors. The Bonus will be based on Vitex and Executive achieving the targets set by Vitex's Board of Directors and will be an amount targeted at 25% of Executive's Base Salary. Such Bonus may be larger or smaller based on actual performance.

          3.3  Stock Options.  As additional compensation for the services to be
               -------------
               rendered by the Executive pursuant to this Agreement, the Company has granted the Executive stock options totaling 625,000 shares (the "1995 Grant"). Such stock options vest annually over a four year period commencing February 1, 1995 and ending on the fourth anniversary thereof and, subject to such vesting period, shall be exercisable at any time prior to the tenth anniversary of the date of grant of such options. The exercise price of the options granted to the Executive in 1995 is equal to $1/share.

               In December, 1997 the Executive received as additional grant of stock options totaling 350,000 shares (the "1997 Grant"). The exercise price of these options is equal to $3/share. Other provisions of the 1997 Grant are the same as the 1995 Grant including 4-year annual vesting.

          3.4  Other Benefits.  The Executive shall be entitled to any
               --------------
               additional rights and benefits (such as, for example, dental, medical, medical reimbursement and hospital plans, pension plans, employee stock purchase plans, profit sharing plans, bonus plans and other so-called "fringe" benefits) as the Company shall make available to its senior executives.

               At the time the Executive retires from VITEX, or otherwise ceases to be employed by VITEX for any reason, and annually thereafter, VITEX will offer the Executive the opportunity to enroll in any major medical and dental insurance plans VITEX provides to its full time, senior management staff. The cost to the Executive will be as though he were still actively employed by VITEX.

          3.5  Expenses.  The Company shall pay or reimburse the Executive for
               --------
               all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require.

          3.6  Office and Support Staff.  The Executive shall be entitled to an
               ------------------------
               office or offices of a size and with furnishings and other appointments, and to secretarial and other support staff and assistance, as shall be provided by the Company for its other senior executives.

          3.7  Vacation.  The Executive shall be entitled to such period or
               --------
               period of vacation during each year of the Term in accordance with the Company's vacation policy for its senior executives.

          3.8  Life Insurance.  The Executive shall be entitled to $500,000 of
               --------------
               term life insurance, payable to his family, at the Company's expense. This insurance shall remain in full force for a period of one year beyond the Executive's employment Term.

     4.   TERMINATION.

          4.1  Termination for Cause.  The Company may discharge the Executive
               ---------------------
and terminate this Agreement for cause (as defined below). Discharge for cause shall be effective ten (10) days after the Executive's receipt of written notice of discharge or at such later date as may be specified in that notice, provided such notice contains the specific reasons and the specific events upon which discharge is predicated.

               4.1.1  As used in this Agreement, "CAUSE" shall mean any or all of the following occurring during the Term:

                    (i) any act or acts of dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company; or

                    (ii) any gross negligence or willful violation by the
                         Executive of the Executive's obligations under this Agreement or the Employee Non-Competition Agreement dated December 16, 1997 or the Non-Disclosure and Inventions Agreement, which results in material injury to the Company.

          4.2  Disability; Death.  If during the Term the Executive fails to
               -----------------
               perform his usual duties under this Agreement for a period in excess of 120 consecutive days mental disability, the Company shall have the right to terminate the Executive's employment on 30 days' notice to the Executive. If the Executive dies during the Term, this Agreement shall be deemed to have been terminated on the date of the Executive's death.

          4.3  Good Reason.  The Executive may voluntarily terminate his
               -----------
               employment hereunder for good reason. For purposes of this Agreement, "good reason" shall mean any or all of the following:

          (i) The assignment to the Executive of any duties materially inconsistent with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1 of this Agreement, or any other action taken by the Company which results in a material diminishment in such position, authority, duties or responsibilities, which assignment or other action is not remedied by the Company within 30 days after receipt of notice thereof given by the Executive.

          (ii) any failure by the Company to comply with any of the material provisions of Section 3 of this Agreement, which failure is not remedied by the Company within 30 days after receipt of notice thereof given by the Executive;

          (iii) the termination of the Executive as a director of the Company, other than in connection with a termination of the Executive's employment hereunder for cause or as a result of his death or disability pursuant to
Section 4.2;

          (iv) the Company's shifting the Executive's principal office to a location that would require the Executive to relocate his residence (other than as part of the movement of all of the Company's offices).

          4.4  Payment Upon Termination of Employment
               --------------------------------------

          4.1.1 If (a) the Executive's employment is terminated by the Company for cause pursuant to Section 4.1 or (b) the Executive voluntarily terminates his employment under this Agreement other than for good reason pursuant to Section 4.3, the Executive shall receive his Base Salary and Annual Bonus, if any, together with any accrued but unreimbursed or unsubmitted expenses, through the termination date of his employment.

          4.4.2 If the Executive's employment is terminated by the Company as a result of his death or disability pursuant to Section 4.2, (a) the Executive (or his legal representatives, if applicable) shall receive his Base Salary and Annual Bonus, if any, together with any accrued but unreimbursed or unsubmitted expenses, through the termination date of his employment, (b) the Executive (or his legal representatives, if applicable) shall continue to receive any benefits remaining effective thereafter in accordance with the terms of the underlying benefit plans and (c) the stock options granted to the Executive in the 1995 Grant shall vest in full and the stock options granted in the 1997 Grant shall be vested to include the Executive's next annual vesting anniversary after the date of termination.

          4.4.3 If the Executive's employment is terminated by the Company for reasons other than for cause pursuant to Section 4.1, or the Executive terminates his employment hereunder for good reason pursuant to Section 4.3:
(a) all stock options granted to the Executive in the 1995 Grant shall vest in full and the stock options granted in the 1997 Grant shall be vested to include the Executive's next annual vesting anniversary after the date of termination, and (b) in addition to all amounts due to the Executive hereunder through the date of such termination, the Company shall pay the Executive in cash in 6-month installments commencing within 30 days after such termination (i) an amount equal to the Executive's Base Salary for one year at the rate in effect on the date of such termination and (ii) any vested benefits.

     5.   INDEMNIFICATION.

          The Company shall indemnify, defend and hold harmless the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or an executive of the Company or of any subsidiary or affiliate of the Company. The provisions of this Section shall survive the termination or expiration of this Agreement irrespective of the reason therefor.

     6.   NOTICES.

          All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be delivered personally or by an overnight courier service or transmitted by facsimile or sent by registered or certified mail, postage prepaid, return receipt requested, to the following parties at the following addresses and numbers, and shall be deemed given when so delivered personally or by overnight courier, or when transmitted and received by facsimile, or, if mailed, five days after the date of deposit in the United States mails:

               (i)  if to the Company, as follows:

                    V.I. Technologies, Inc.
                    155 Duryea Road
                    Melville, NY  11747
                    Attn:  Chairman of the Board and President
                    Facsimile No.:  516-752-8754

               (ii) if to the Executive, as follows:

                    Bernard Horowitz, Ph.D.
                    156 Taymil Road
                    New Rochelle, NY  10804
                    Facsimile No.:  (914) 636-5620

          Either party may designate another address, number, or person for receipt of notices hereunder by giving notice to the other party in accordance with this Section.

     7.   GENERAL.

          7.1  Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

          7.2  Arbitration.  Any dispute arising out of, or relating to, this
               -----------
Agreement or the breach thereof, or regarding the interpretation thereof, shall be finally settled by arbitration conducted in New York City in accordance with the rules of the American Arbitration Association then in effect before a single arbitrator appointed in accordance with such rule. Judgment upon any award rendered therein may be entered and enforcement obtained thereon in any court having jurisdiction. The arbitrator shall have authority to grant any form of appropriate relief, whether legal or equitable in nature, including specific performance. For the purpose of any judicial proceeding to enforce such award or incidental to such arbitration or to compel arbitration, the parties hereby submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York and that service of process in such arbitration proceedings or in any court action ancillary to such proceedings shall be satisfactorily made upon it if sent by registered mail addressed to it at the address set forth in Section 6 hereof.

          7.3  Headings.  The article and section headings contained herein are
               --------
for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          7.4  Entire Agreement.  This Agreement sets forth the entire agreement
               ----------------
and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          7.5  Assignments.  This Agreement, and the Executive's rights other
               -----------
than the right to receive payments hereunder and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in all events, the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

          7.6  Amendments; Waivers.  This Agreement may be amended, modified,
               -------------------
superseded, canceled, renewed or extended and the terms or covenants hereof amy be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in this Agreement.

          7.7  Severability.  If any one or more of the terms, provisions,
               ------------
covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, unless the parties hereto would not have entered into this Agreement without such invalid, void or unenforceable term, provision, covenant or restriction.

          7.8  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

                                   EXECUTION

     The parties have executed this Agreement as of the date first above written.

                              V.I. Technologies, Inc.

                                    /s/ John Barr
                              By:   _________________________________
                                    Name:
                                    Title:

                                    /s/ Bernard Horowitz
                                    _________________________________
                                    Bernard Horowitz